UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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Filed by a Party other than the Registrant ☐

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☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐ Definitive Proxy Statement
☒ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-12.

Central Pacific Financial Corp.
(Name of Registrant as Specified In Its Charter)

N/A
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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CENTRAL PACIFIC FINANCIAL CORP.

YOUR VOTE IS IMPORTANT
PLEASE SUBMIT YOUR PROXY TODAY

September 14, 2009

Dear Fellow Shareholder:

We have previously mailed to you proxy materials in connection with the Special Meeting of Shareholders of Central Pacific Financial Corp. (“CPF”) to be held on October 22, 2009.  Your vote is important and your participation is requested at this important meeting.

As you may know, we previously announced our intention to call a special meeting of shareholders to increase the authorized shares of our common stock.  Having increased authorized shares of common stock will provide us with additional flexibility in our capital raising efforts, taking into account the desired amount of additional capital, the current price of our common stock and recent fluctuations in our stock price. We also believe it is in the best interest of our company to reduce the two-thirds supermajority vote requirement for amendments to our Restated Articles of Incorporation.  Doing so will enhance our corporate governance and provide for a more customary simple majority vote requirement.

Your Board of Directors recommends that you vote “FOR” the proposal to amend our Restated Articles of Incorporation to increase the number of authorized shares of common stock from 100,000,000 shares to 185,000,000 shares, “FOR” the proposal to amend our Restated Articles of Incorporation to reduce the two-thirds supermajority vote applicable to us to a simple majority vote, and “FOR” the proposal to adjourn the special meeting if we, in our discretion, elect to do so.

LEADING PROXY ADVISORY FIRM RECOMMENDS VOTE
“FOR” ALL PROPOSALS

RiskMetrics Group (“RMG”) the leading, independent proxy advisory firm that advises institutional investors, has published its recommendation that CPF shareholders vote “FOR” the proposal to increase the number of authorized shares, “FOR” the proposal to reduce the two-thirds supermajority to a simple majority vote and “FOR” the proposal to adjourn the special meeting.

Because the proposal to increase the authorized shares of common stock requires the affirmative vote of two-thirds of the outstanding shares entitled to vote thereon, your vote is very important.  Please submit your vote as promptly as possible (1) by telephone, (2) through the Internet, or (3) by marking, signing, and dating the enclosed proxy card or voting instruction form and returning it in the postage-paid return envelope provided. If you have previously returned your proxy, please accept our thanks and disregard this request.

Thank you for your cooperation, continued support and prompt response.

Sincerely,

Ronald K. Migita
Chairman, President and Chief Executive Officer

3 EASY WAYS TO VOTE

Help your Company avoid the expense of further solicitation by voting today. You may use one of the following simple methods to vote your shares:

1.               Vote by Telephone. Call the toll-free number listed for this purpose on your proxy card or voting instruction form.  Have your control number listed on the form ready and follow the simple instructions.

2.               Vote by Internet. Go to the website listed on your proxy card or voting instruction form.  Have your control number listed on the form ready and follow the simple instructions.

3.               Vote by Mail. Mark, sign, and date your proxy card or voting instruction form and return it in the postage-paid return envelope provided.

PLEASE ACT TODAY

YOUR VOTE IS IMPORTANT

Please help your Company save additional solicitation costs by marking, signing, dating and returning your enclosed proxy card or voting instruction form today. Please do so for each account you maintain. Internet and telephone voting are also available. Please refer to your proxy card or voting instruction form for instructions. If you have any questions or need assistance voting your shares, please call D. F. King & Co., Inc., which is assisting Central Pacific Financial Corp., toll-free at 1-800-967-4604.

Additional Information And Where To Find It

This letter may be deemed to be solicitation material in respect of the special meeting of shareholders. Central Pacific Financial Corp. has filed a proxy statement with the SEC. INVESTORS AND SECURITYHOLDERS ARE URGED TO READ THE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS FILED OR THAT WILL BE FILED WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION.  Investors and security holders will be able to receive the proxy statement and other relevant documents free of charge at the SEC’s web site, www.sec.gov or from the investor relations page of Central Pacific Financial Corp.’s website.

Participants In Solicitation

Central Pacific Financial Corp. and its directors and executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies in respect of the shareholders meeting.  Information regarding the interests of Central Pacific Financial Corp.’s directors and executive officers in the proxy solicitation is included in Central Pacific Financial Corp.’s definitive proxy statement.